KAUFMAN & MOOMJIAN, LLC
                         50 Charles Lindbergh Boulevard
                                    Suite 206
                          Mitchel Field, New York 11553

                                                       July 15, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

          Re:  Vizacom Inc.
               Registration Statement on Form S-8
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Dear Sirs/Madams:

          We have acted as counsel for Vizacom Inc. (formerly known as Software Publishing Corporation Holdings, Inc.), a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 5,000,000 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company, available for award under the Company's 1994 Long Term Incentive Plan (the "Plan").

          As counsel for the Company, we have examined the Company's corporate records, including its Certificate of Incorporation, as amended to date, By-Laws, as amended to date, its corporate minutes, the form of the stock certificate representing shares of Common Stock, the Plan, as amended to date, and such other documents as we have deemed necessary or relevant under the circumstances.

          Based upon our examination, we are of the opinion that the Shares, when duly issued pursuant to, and in accordance with, the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

          We hereby consent to be named in the Company's Registration Statement on Form S-3 (the "Registration Statement") with respect to the Shares as counsel of the Corporation, and we hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement.


                                        Very truly yours,
                                        KAUFMAN & MOOMJIAN, LLC


                                        By:      /s/ Neil M. Kaufman
                                            ---------------------------------
                                                 Neil M. Kaufman, Member